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                                  EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-85560, 33-85562, 33-88866, 33-902160, 33-92162, 33-95864,
33-98394, 333-31261, 333-39125) pertaining to the 1993 Equity Incentive Plan, the 1994 Employee Stock Purchase Plan, the 1994 Outside Director Stock Option Plan, the 1994 Stock Incentive Plan, as amended, the Employee Stock Purchase Plan, and the 1996 Outside Director Stock Option Plan, of our report dated January 25, 1999, except as to basis of presentation in Note 1 to the consolidated financial statements as to which the date is April 2, 1999, with respect to the consolidated financial statements of ADFlex Solutions, Inc., and of our report dated January 25, 1999, except as to basis of presentation in Note 1 to the consolidated financial statements as to which the date is April 2, 1999, with respect to the schedule, included in the Annual Report (Form 10-K) for the year ended December 27, 1998.

                                                           /s/ Ernst & Young LLP

Phoenix, Arizona
April 2, 1999